Section 1: 8-K (FORM 8-K)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 2, 2017

Date of Report (Date of earliest event reported)

Two River Bancorp

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreement Amendments. On June 2, 2017, Two River Bancorp (the “Company”) entered into amendments, dated as of May 31, 2017, to the change in control agreements with A. Richard Abrahamian and Alan B. Turner (the “Amended CIC Agreements”), which extend the terms of the existing change in control agreements (originally effective as of June 1, 2013). The term of the Amended CIC Agreements will terminate on May 31, 2019 unless a Change in Control, as defined in the Amended CIC Agreement, occurs prior to such date, in which case the Amended CIC Agreements will terminate on the earlier of (i) the executive’s death, or (ii) the second anniversary of the Change in Control. The amendments also add to the death benefit provisions of the existing change in control agreements to provide that if the executive dies after a Change in Control has occurred and at the time of his death either (a) the executive had previously been provided notice of termination of employment or (b) had Good Reason, as defined in the Amended CIC Agreement, to terminate employment, the executive’s estate will be entitled to the lump sum payment otherwise payable under the agreement in the event of a termination without cause or for good reason during such period.

Employment Agreement Amendment. On June 2, 2017, Two River Bancorp (the “Company”) entered into an amendment, dated as of May 31, 2017, to the employment agreement with William D. Moss, dated June 1, 2016, amending the death benefit provision to provide that if the executive dies after a Change in Control has occurred and at the time of his death either (a) the executive had previously been provided notice of termination of employment or (b) had Good Reason to terminate employment, the executive’s estate will be entitled to the lump sum payment otherwise payable under the agreement in the event of a termination without cause or for good reason during such period.

The amendments referenced above are each incorporated herein by reference to the exhibits to this current report. This summary description of these amendments does not purport to be complete and is qualified in its entirety by reference to the amendments attached as exhibits to this current report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Second Amendment to Change in Control Agreement dated as of May 31, 2017 among TRB, TRCB and Alan B. Turner

10.2	Second Amendment to Change in Control Agreement dated as of May 31, 2017 among TRB, TRCB and A. Richard Abrahamian

10.3	Amendment to Employment Agreement dated as of May 31, 2017 among TRB, TRCB and William D. Moss

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated: June 2, 2017

	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President and Chief Financial Officer